ACCESS VARIABLE INSURANCE TRUST
                                DISTRIBUTION PLAN
                             PURSUANT TO RULE 12b-1

     WHEREAS, Access Variable Insurance Trust, an Ohio business trust (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value (the "Shares"), which may be divided into one or more series of Shares; and

     WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the "Qualified Trustees"), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit each series listed on Exhibit A (each a "Portfolio", collectively the "Portfolios");

     NOW THEREFORE, the Trust hereby adopts this Plan for each Portfolio, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

     1.   Distribution Activities. Subject to the supervision of the Trustees of
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          the Trust, each Portfolio may,  directly or indirectly,  engage in any activities related to the distribution of the Portfolio, which activities may include, but are not limited to, the following: (a) payments, including incentive compensation, to securities dealers or
          other  financial   intermediaries,   insurance  companies,   financial
          institutions, investment advisers and others that are engaged in the sale of Shares, or that may be advising shareholders of the Portfolio regarding the purchase, sale or retention of Shares, or that hold Shares for shareholders in omnibus accounts or as shareholders of record or provide shareholder support or administrative services to the Portfolio and its shareholders; (b) payments made to securities
          dealers  or  other  financial  intermediaries,   insurance  companies,
          financial institutions, investment advisers and others that render shareholder support services not otherwise provided by the Portfolio's transfer agent, including, but not limited to, allocated overhead, office space and equipment, computer programming expense, telephone facilities and expenses, answering routine inquiries regarding the Portfolio, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (c)
          expenses   of   maintaining    personnel   (including   personnel   of
          organizations with which the Portfolio has entered into agreements related to this Plan) who engage in or support distribution of Shares (including training costs); (d) costs of preparing, printing and distributing prospectuses and statements of additional information and
          reports  of  the   Portfolio  for   recipients   other  than  existing
          shareholders   of  the  Portfolio;   (e)  costs  of  formulating   and
          implementing marketing and promotional activities, including, but not limited to, sales seminars, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of preparing, printing and distributing sales literature; (g) costs of obtaining such information, analyses and reports with respect to marketing and promotional activities as the Portfolio may, from time to time, deem advisable; and (h) costs of implementing and operating this Plan. The Trust is authorized to engage in the activities listed above, and in any other activities related to the distribution of Shares, either directly or through other persons with which the Trust has entered into agreements related to this Plan.

      2. Maximum Expenditures.
         ---------------------

            The expenditures to be made by each Portfolio pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined by the Trustees of the Trust, but in no event may such expenditures exceed in any fiscal year an amount calculated at the rate of 0.25% of the respective Portfolio's average daily net asset value. Such payments for distribution activities may be made directly by the Trust, or the Trust's investment adviser or distributor may pay such expenses and obtain reimbursement from the applicable Portfolio or Portfolios.

      3. Term and Termination.
         ---------------------

             (a) This Plan shall become effective with respect to each Portfolio listed on Exhibit A (which may be amended) upon: (i) execution of an exhibit adopting this Plan; and (ii) the first issuance of shares of the Portfolio.

             (b) Unless terminated as herein provided, this Plan shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both: (i) the Trustees of the Trust; and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

            (c) This Plan may be terminated with respect to a Portfolio at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolios; and Exhibit A shall be amended accordingly. If this Plan is terminated with respect to a Portfolio, the Portfolio will not be required to make any payments for expenses incurred after the date of termination.

      4.    Amendments. All material amendments to this Plan must be approved in
            ----------
            the manner provided for annual renewal of this Plan in Section 3(b) hereof. In addition, this Plan may not be amended to increase materially the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio to which the increase applies.

      5.    Selection and Nomination of Trustees. While this Plan is in effect,
            -------------------------------------
            the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

      6.    Quarterly Reports. The Treasurer of the Trust shall provide to the
            ------------------
            Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

       7.    Recordkeeping. The Trust shall preserve copies of this Plan and any
             --------------
             related agreement and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

       8.    Limitation of Liability. A copy of the Agreement and Declaration of
             ------------------------
             Trust of the Trust is on file with the Secretary of the State of Ohio and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Plan are not binding upon the Trustees, the shareholders of the Trust individually or, with respect to each Portfolio, the assets or property of any other series of the Trust, but are binding only upon the assets and property of each Portfolio, respectively.

Adopted May 1, 2003

                                    Exhibit A

                         ACCESS VARIABLE INSURANCE TRUST
                                DISTRIBUTION PLAN

            The Distribution Plan has been adopted with respect to the following
Portfolios:

Access U.S. Government Money Market Portfolio
Foxhall Opportunity Growth Portfolio
Potomac Dow 30 Plus Portfolio
Potomac OTC Plus Portfolio
Wells S&P REIT Index Portfolio



                                             Access Variable Insurance Trust


Dated as of April 24, 2003       By: ______________/s/___________________
                                         Michael V. Williams, President